Exhibit 10.19

SECOND AMENDMENT

     This SECOND AMENDMENT to the EXECUTIVE EMPLOYMENT AGREEMENT effective as of November 1, 2001, (“Employment Agreement’’), by and among MeriStar Hospitality Corporation (the “Company”, and MeriStar Hospitality Operating Partnership, L.P. (the “Partnership”), and Paul W. Whetsell (the “Executive”), is hereby entered into on this 22nd day of April 2003 by and among the parties.

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Executive, the Company, and the Partnership, the parties each agree to amend the Employment Agreement as follows:

     Section 4(d)(ii) of the Employment Agreement is hereby deleted and replaced, in its entirety as follows:

"(ii)  The Executive shall be granted annually, on May 1 2002, 2003 and 2004, pursuant to either the Company’s Profits-Only Operating Partnership Units (“POPs”) Plan or the Company’s Incentive Plan, a minimum of 75,000 POPs or shares of restricted Common Stock (“Restricted Stock”) and a maximum of 225,000 POPs or Restricted Stock as determined by the Board. The POPs or Restricted Stock shall vest equally on the first, second and third anniversaries of the date of grant. Annual POPs or Restricted Stock grants thereafter shall be at the discretion of the Board. The Company or the Partnership will pay the executive a distribution on each POP, which such POPs are outstanding, equal to, and at the same time as, distributions made to common operating partnership units of the Partnership. The Company or the Partnership will pay the Executive a dividend on each share of Restricted Stock equal to, and at the same time as, dividends are paid to holders of the Company’s Common Stock.”

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment effective as of the date first above written.

EXECUTIVE		MERISTAR HOSPITALITY CORPORATION, INC.

By:	/s/ Paul W. Whetsell	By:	/s/ Jerome J. Kraisinger

	Paul W. Whetsell		Name: Jerome J. Kraisinger
Title: Executive Vice President and General Counsel

MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P. By: Meristar Hospitality Corporation, its general partner

By:	/s/ Jerome J. Kraisinger

Name: Jerome J. Kraisinger Title: Executive Vice President and General Counsel